Exhibit 99.2


FOR RELEASE: 7/28/06
MEDIA CONTACT: Sheila Odom, 402.458.2329
INVESTOR CONTACT: Cheryl Watson, 317.469.2064

NELNET, INC. SUPPLEMENTAL FINANCIAL INFORMATION FOR THE SECOND QUARTER 2006

The following supplemental information should be read in connection with the second-quarter 2006 earnings press release of Nelnet, Inc. (the "Company"), dated July 28, 2006.

Information contained in this earnings supplement, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on Nelnet's operating results, performance, or financial condition are changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans. Certain prior year amounts have been reclassified to conform to the current period presentation. For more information see our filings with the Securities and Exchange Commission.


CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                    -------------------------------------------- -----------------------------
                                                       JUNE 30,      MARCH 31,       JUNE 30,       JUNE 30,        JUNE 30,
                                                        2006           2006            2005           2006            2005
                                                    -------------  -------------  -------------- --------------  ------------
                                                      (UNAUDITED)   (UNAUDITED)     (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                                                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Interest income:
    Loan interest, excluding variable-rate
       floor income                                  $   383,867    $   347,522    $    223,691     $  731,389    $  423,798
    Amortization of loan premiums and deferred
       origination costs                                 (21,125)       (21,862)        (16,547)       (42,987)      (32,329)
    Investment interest                                   24,314         19,541           8,150         43,855        15,152
                                                    -------------  -------------  -------------- --------------  ------------
      Total interest income                              387,056        345,201         215,294        732,257       406,621
Interest expense:
    Interest on bonds and notes payable                  300,844        258,949         133,277        559,793       237,802
                                                    -------------  -------------  -------------- --------------  ------------

      Net interest income                                 86,212         86,252          82,017        172,464       168,819
Less provision for loan losses                             2,190          9,618           2,124         11,808         4,155
                                                    -------------  -------------  -------------- --------------  ------------
      Net interest income after provision
         for loan losses                                  84,022         76,634          79,893        160,656       164,664
                                                    -------------  -------------  -------------- --------------  ------------
Other income (expense):
    Loan and guarantee servicing income                   44,042         47,074          34,678         91,116        71,854
    Other fee-based income                                16,074         18,155           9,027         34,229        12,383
    Software services income                               4,018          3,409           2,602          7,427         4,808
    Other income                                           3,154          1,455           1,524          4,609         2,924
    Derivative market value and foreign
      currency adjustments                                28,865         39,795         (51,372)        68,660         8,918
    Derivative settlements, net                            6,702          4,744          (6,001)        11,446       (16,087)
                                                    -------------  -------------  -------------- --------------  ------------
      Total other income (expense)                       102,855        114,632          (9,542)       217,487        84,800
                                                    -------------  -------------  -------------- --------------  ------------
Operating expenses:
    Salaries and benefits                                 62,207         57,684          39,977        119,891        79,304
    Other expenses                                        45,904         44,930          32,343         90,834        63,231
    Amortization of intangible assets                      6,161          5,633           1,559         11,794         2,732
                                                    -------------  -------------  -------------- --------------  ------------
      Total operating expenses                           114,272        108,247          73,879        222,519       145,267
                                                    -------------  -------------  -------------- --------------  ------------

      Income (loss) before income taxes                   72,605         83,019          (3,528)       155,624       104,197

Income tax expense (benefit)                              26,852         30,711          (1,755)        57,563        37,883
                                                    -------------  -------------  -------------- --------------  ------------
      Net income (loss) before minority interest          45,753         52,308          (1,773)        98,061        66,314

Minority interest in net earnings of subsidiaries              -           (242)              -           (242)            -
                                                    -------------  -------------  -------------- --------------  ------------
      Net income (loss)                              $    45,753    $    52,066    $     (1,773)  $     97,819    $   66,314
                                                    =============  =============  ============== ==============  ============
      Earnings (loss) per share, basic and diluted   $      0.84    $      0.96    $      (0.03)  $       1.80   $     1.23
                                                    =============  =============  ============== ==============  ============
Weighted average shares outstanding                   54,297,230     54,241,341      53,712,048     54,269,440    53,697,390


CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                      AS OF           AS OF            AS OF
                                                    JUNE 30,       DECEMBER 31,      JUNE 30,
                                                      2006             2005            2005
                                                  --------------  ---------------  -------------
                                                   (UNAUDITED)                       (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS)
Assets:
    Student loans receivable, net                 $  22,404,492   $   20,260,807   $ 15,661,315
    Cash, cash equivalents, and investments           1,974,310        1,645,797      1,110,109
    Goodwill                                            128,236           99,535         65,839
    Intangible assets, net                              159,918          153,117         34,357
    Other assets                                        874,107          639,366        437,283
                                                  --------------  ---------------  -------------
      Total assets                                $  25,541,063   $   22,798,622   $ 17,308,903
                                                  ==============  ===============  =============
Liabilities:
    Bonds and notes payable                       $  24,327,855   $   21,673,620   $ 16,580,078
    Other liabilities                                   461,019          474,884        205,155
                                                  --------------  ---------------  -------------
      Total liabilities                              24,788,874       22,148,504     16,785,233
                                                  --------------  ---------------  -------------
Minority interest in subsidiaries                             -              626              -

Shareholders' equity                                    752,189          649,492        523,670
                                                  --------------  ---------------  -------------
      Total liabilities and shareholders' equity  $  25,541,063   $   22,798,622   $ 17,308,903
                                                  ==============  ===============  =============

Return on average total assets                            0.81%            1.00%          0.82%
Return on average equity                                  27.4%            32.4%          26.0%


NON-GAAP PERFORMANCE MEASURES

We prepare financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management also evaluates the Company on certain non-GAAP performance measures that we refer to as base net income. While base net income is not a substitute for reported results under GAAP, we provide base net income as additional information regarding our financial results.

Adjusted base net income, which excludes certain special allowance yield adjustments and related hedging activity on the Company's portfolio of student loans earning a minimum special allowance payment of 9.5%, is used by management to develop the Company's financial plans, track results, and establish corporate performance targets.

The following table provides a reconciliation of GAAP net income (loss) to base and adjusted base net income.


                                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                              -----------------------------------  -----------------------
                                              JUNE 30,    MARCH 31,    JUNE 30,     JUNE 30,    JUNE 30,
                                                2006         2006        2005         2006        2005
                                              ----------  -----------  ----------  -----------  ----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
GAAP net income (loss) (a)                    $  45,753   $   52,066   $  (1,773)  $   97,819   $   66,314
Base adjustments:
     Derivative market value and foreign
       currency adjustments                     (28,865)     (39,795)     51,372      (68,660)     (8,918)
     Amortization of intangible assets            6,161        5,633       1,559       11,794       2,732
     Variable-rate floor income                       -            -           -            -           -
                                              ----------  -----------  ----------  -----------  ----------
Total base adjustments before income taxes      (22,704)     (34,162)     52,931      (56,866)     (6,186)
Net tax effect (b)                                8,628       12,981     (20,114)      21,609       2,351
                                              ----------  -----------  ----------  -----------  ----------
Total base adjustments                          (14,076)     (21,181)     32,817      (35,257)     (3,835)
                                              ----------  -----------  ----------  -----------  ----------
     Base net income (a)                         31,677       30,885      31,044       62,562      62,479

Adjustments to base net income:
     Special allowance yield adjustment         (10,550)     (13,910)    (25,919)     (24,460)    (55,661)
     Derivative settlements, net                 (7,721)      (4,164)      5,454      (11,885)     14,317
                                              ----------  -----------  ----------  -----------  ----------
Total adjustments to base net income
       before income taxes                      (18,271)     (18,074)    (20,465)     (36,345)    (41,344)
Net tax effect (b)                                6,943        6,868       7,777       13,811      15,711
                                              ----------  -----------  ----------  -----------  ----------
Total adjustments to base net income            (11,328)     (11,206)    (12,688)     (22,534)    (25,633)
                                              ----------  -----------  ----------  -----------  ----------
     Adjusted base net income (a)             $  20,349   $   19,679   $  18,356   $   40,028   $  36,846
                                              ==========  ===========  ==========  ===========  ==========
Earnings (loss) per share,
basic and diluted:
     GAAP net income (loss) (a)               $    0.84   $     0.96   $   (0.03)  $     1.80   $    1.23
     Total base adjustments                       (0.26)       (0.39)       0.61        (0.65)      (0.07)
                                              ----------  -----------  ----------  -----------  ----------
          Base net income (a)                      0.58         0.57        0.58         1.15        1.16

     Total adjustments to base net income         (0.21)       (0.21)      (0.24)       (0.41)      (0.48)
                                              ----------  -----------  ----------  -----------  ----------
       Adjusted base net income (a)           $    0.37   $     0.36   $    0.34   $     0.74   $    0.68
                                              ==========  ===========  ==========  ===========  ==========

--------------------------------------------

(a) Includes expense of $6.9 million ($4.3 million after tax) for the three months ended March 31, 2006 and six months ended June 30, 2006 to increase the Company's allowance for loan losses due to a provision in the Deficit Reduction Act that increased risk sharing for student loan holders by one percent on FFELP loans. Excluding this one-time expense, GAAP net income, base net income, and adjusted base net income would have been $1.04 per share, $0.65 per share, and $0.44 per share, respectively, for the three months ended March 31, 2006 and $1.88 per share, $1.23 per share, and $0.82 per share, respectively, for the six months ended June 30, 2006.

(b)  Tax effect computed at 38%.

Our base net income is a non-GAAP financial measure and may not be comparable to similarly titled measures reported by other companies. The Company's base net income presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and base net income follows.

DERIVATIVE MARKET VALUE AND FOREIGN CURRENCY ADJUSTMENTS: Base net income excludes the periodic unrealized gains and losses caused by the change in market value on those derivatives in which the Company does not qualify for hedge accounting. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Management has structured all of the Company's derivative transactions with the intent that each is economically effective. However, the Company's derivative instruments do not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, and thus may adversely impact earnings.

In addition, base net income excludes the foreign currency transaction gain or loss caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

AMORTIZATION OF INTANGIBLE ASSETS: We exclude amortization of acquired intangibles in our base net income.

VARIABLE-RATE FLOOR INCOME: Loans that reset annually on July 1 can generate excess spread income as compared to the rate based on the special allowance payment formula in declining interest rate environments. We refer to this additional income as variable-rate floor income. There was no variable-rate floor income in the periods presented.

STUDENT LOANS RECEIVABLE

Student loans receivable includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of our loan portfolio:

                                           AS OF                    AS OF                    AS OF
                                          JUNE 30,               DECEMBER 31,              JUNE 30,
                                            2006                     2005                    2005
                                     ---------------------   ----------------------  ----------------------
                                                  PERCENT                 PERCENT                PERCENT
                                       DOLLARS   OF TOTAL      DOLLARS   OF TOTAL     DOLLARS    OF TOTAL
                                     ---------- ----------   ---------- -----------  --------- ------------
                                                            (DOLLARS IN THOUSANDS)
Federally insured:
   Stafford                          $ 6,891,180     30.8 %  $  6,434,655     31.8 % $  5,815,389     37.1 %
   PLUS/SLS                              430,409      1.9         376,042      1.8        325,158      2.1
   Consolidation                      14,521,608     64.7      13,005,378     64.2      9,231,437     59.0
Non-federally insured                    169,473      0.8          96,880      0.5         97,705      0.6
                                     ------------ --------   ------------- --------  ------------- --------
     Total                            22,012,670     98.2      19,912,955     98.3     15,469,689     98.8

Unamortized premiums and deferred
   origination costs                     416,002      1.9         361,242      1.8        202,315      1.3
Allowance for loan losses:
   Allowance - federally insured          (7,001)     0.0             (98)     0.0            (99)     0.0
   Allowance - non-federally insured     (17,179)    (0.1)        (13,292)    (0.1)       (10,590)    (0.1)
                                     ------------ --------   ------------- --------  ------------- --------
     Net                             $22,404,492    100.0 %  $ 20,260,807    100.0 % $ 15,661,315    100.0 %
                                     ============ ========   ============= ========  ============= ========

The following table sets forth the loans originated or acquired through each of our channels:

                                                        THREE MONTHS ENDED                      SIX MONTHS ENDED
                                              -------------------------------------------  ---------------------------
                                                JUNE 30,      MARCH 31,       JUNE 30,        JUNE 30,      JUNE 30,
                                                  2006           2006           2005            2006          2005
                                              -------------  -------------  -------------  -------------  ------------
                                                                       (DOLLARS IN THOUSANDS)
Beginning balance                             $ 20,963,219   $ 19,912,955   $ 14,357,207   $ 19,912,955   $13,299,094
Direct channel:
    Consolidation loan originations              1,045,094      1,024,835        781,580      2,069,929     1,526,670
    Less consolidation of existing portfolio      (567,300)      (433,900)      (377,300)    (1,001,200)     (714,400)
                                              -------------  -------------  -------------  -------------  ------------
      Net consolidation loan originations          477,794        590,935        404,280      1,068,729       812,270
    Stafford/PLUS loan originations                151,017        306,148        172,599        457,165       327,622
Branding partner channel                           326,764        420,265        409,013        747,029     1,082,854
Forward flow channel                               579,701        351,812        453,950        931,513       641,113
Other channels                                     424,620         53,838          2,497        478,458        34,185
                                              -------------  -------------  -------------  -------------  ------------
    Total channel acquisitions                   1,959,896      1,722,998      1,442,339      3,682,894     2,898,044

Repayments, claims, capitalized
    interest, and other                           (910,445)      (672,734)      (329,857)    (1,583,179)     (727,449)
                                              -------------  -------------  -------------  -------------  ------------
Ending balance                                $ 22,012,670   $ 20,963,219   $ 15,469,689   $ 22,012,670   $ 15,469,689
                                              =============  =============  =============  =============  ============

INTEREST RATE SENSITIVITY

The following table shows the Company's student loan assets currently earning at a fixed rate as of June 30, 2006:


                     BORROWER/
      FIXED            LENDER         ESTIMATED
     INTEREST         WEIGHTED        VARIABLE           BALANCE
       RATE           AVERAGE         CONVERSION        OF FIXED
      RANGE            YIELD           RATE (A)        RATE ASSETS
    ---------     ---------------   ---------------  --------------
                                                      (DOLLARS IN
                                                       THOUSANDS)
    8.0 - 9.0%         8.15              5.51         $   571,959
     > 9.0             9.04              6.40             411,563
    9.5 floor yield    9.50              6.86            3,269,451
                                                      ------------
                                                      $ 4,252,973
                                                      ============
    -----------------------

    (a) The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to variable rate.

As a portion of the Company's student loan assets earn a fixed rate, management uses fixed-rate debt and interest rate swaps to reduce the economic effect of interest rate volatility. The total fixed-rate student loan assets of $4.3 billion held by the Company at June 30, 2006, includes $2.5 billion of loans purchased prior to September 30, 2004 with proceeds of tax-exempt obligations originally issued prior to October 1, 1993 and then subsequently funded with the proceeds of taxable obligations, without retiring the tax-exempt obligations. Interest income that is generated from this $2.5 billion portfolio in excess of income based upon standard special allowance rates is referred to by the Company as the special allowance yield adjustment. The following table summarizes the derivative instruments used by the Company as of June 30, 2006 to hedge this $2.5 billion loan portfolio. Since the $2.5 billion portfolio of student loans will decrease as principal payments are made on these loans, the Company has structured the related derivatives to expire or "amortize" in a similar pattern.

                                             WEIGHTED AVERAGE
                                            FIXED RATE PAID BY
           MATURITY       NOTIONAL VALUES     THE COMPANY
        ---------------   ---------------   -------------------
                            (DOLLARS IN
                              THOUSANDS)
        2006               $    250,000 (a)         3.16 %
        2007                    118,750             3.35
        2008                    293,750             3.78
        2009                    193,750             4.01
        2010                  1,137,500             4.25
        2011                          -                -
        2012                    275,000             4.31
        2013                    525,000             4.36
                          --------------     --------------
          Total            $  2,793,750             4.07 %
                          ==============     ==============

        (a) Excludes $243.75 million of interest rate swaps that expired on July 1, 2006.

The following table summarizes the outstanding derivative instruments as of June 30, 2006 used by the Company to hedge the remaining fixed-rate loan portfolio.

                                                  WEIGHTED AVERAGE
                                                 FIXED RATE PAID BY
            MATURITY           NOTIONAL VALUES      THE COMPANY
        ------------------    ----------------   ------------------
                                 (DOLLARS IN
                                   THOUSANDS)
        2007                  $    393,750               3.45 %
        2008                       168,750               3.72
        2009                       118,750               4.01
                              -------------       ---------------

          Total               $    681,250 (a)          3.61 %
                              =============       ===============

        (a) Excludes $118.75 million of interest rate swaps that expired on July 1, 2006.

In addition to the interest rate swaps with notional values of $681.25 million summarized above, as of June 30, 2006, the Company had $468 million of fixed-rate debt (excluding the Company's fixed-rate unsecured debt of $275 million) that was used by the Company to hedge fixed-rate student loan assets.


DERIVATIVE SETTLEMENTS

The following table summarizes the components of derivative settlements.

                                                          THREE MONTHS ENDED            SIX MONTHS ENDED
                                                -----------------------------------  -----------------------
                                                 JUNE 30,    MARCH 31,    JUNE 30,      JUNE 30,    JUNE 30,
                                                   2006         2006        2005          2006        2005
                                                -----------  ----------  ----------  -----------  ----------
                                                                   (DOLLARS IN THOUSANDS)
Special allowance yield adjustment derivatives  $    7,721   $   4,164   $  (5,454)  $   11,885   $ (14,317)
Other interest rate and basis swap derivatives       2,797       1,732        (547)       4,529      (1,770)
Foreign currency swap derivatives                   (3,816)     (1,152)          -       (4,968)          -
                                                -----------  ----------  ----------  -----------  ----------
Derivative settlements, net                     $    6,702   $   4,744   $  (6,001)  $   11,446   $ (16,087)
                                                ===========  ==========  ==========  ===========  ==========


STUDENT LOAN SERVICING

The Company performs servicing activities for its own portfolio and third parties. The following table summarizes the Company's loan servicing volumes:


                                     AS OF JUNE 30,                     AS OF DECEMBER 31,              AS OF JUNE 30,
                                         2006                                2005                            2005
                           --------------------------------- --------------------------------- ---------------------------------
                            COMPANY   THIRD PARTY   TOTAL     COMPANY   THIRD PARTY   TOTAL     COMPANY   THIRD PARTY   TOTAL
                           ---------- ----------- ---------- ---------- ----------- ---------- ---------- ----------- ----------
                                                                    (DOLLARS IN MILLIONS)
FFELP and private loans     $ 19,820    $  8,856   $ 28,676   $ 16,969    $ 10,020   $ 26,989   $ 14,038     $ 8,319   $ 22,357
Canadian loans (in U.S. $)         -       8,592      8,592          -       8,139      8,139          -       7,034      7,034
                           ---------- ----------- ---------- ---------- ----------- ---------- ---------- ----------- ----------
Total                       $ 19,820    $ 17,448   $ 37,268   $ 16,969    $ 18,159   $ 35,128   $ 14,038    $ 15,353   $ 29,391
                           ========== =========== ========== ========== =========== ========== ========== =========== ==========

STUDENT LOAN SPREAD

The following table analyzes the student loan spread on our portfolio of student loans. This table represents the spread on assets earned in conjunction with the liabilities used to fund the assets, including the effects of net derivative settlements.

                                                                   THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                      -------------------------------------------  -----------------------------
                                                         JUNE 30,       MARCH 31,      JUNE 30,       JUNE 30,       JUNE 30,
                                                           2006           2006           2005           2006           2005
                                                      -------------  -------------  -------------  -------------- --------------
Student loan yield                                            7.93 %         7.68 %         6.64 %         7.82 %         6.60 %
Consolidation rebate fees                                    (0.70)         (0.71)         (0.63)         (0.71)         (0.64)
Premium and deferred origination costs amortization          (0.40)         (0.44)         (0.44)         (0.42)         (0.45)
                                                      -------------  -------------  -------------  -------------  -------------
Student loan net yield                                        6.83           6.53           5.57           6.69           5.51
Student loan cost of funds (a)                               (5.00)         (4.63)         (3.52)         (4.83)         (3.35)
                                                      -------------  -------------  -------------  -------------  -------------
Student loan spread                                           1.83           1.90           2.05           1.86           2.16
Special allowance yield adjustments, net of
   settlements on derivatives (b)                            (0.34)         (0.36)         (0.55)         (0.35)         (0.58)
                                                      -------------  -------------  -------------  -------------  -------------
Core student loan spread                                      1.49 %         1.54 %         1.50 %         1.51 %         1.58 %
                                                      =============  =============  =============  =============  =============

Average balance of student loans (in thousands)       $ 21,289,877   $ 20,237,068   $ 14,927,290   $ 20,763,472   $ 14,334,826
Average balance of debt outstanding (in thousands)      23,126,198     21,796,549     15,746,521     22,465,046     15,214,821

------------------------------------------------------

(a) The student loan cost of funds includes the effects of the net settlement costs on the Company's derivative instruments.

(b) The special allowance yield adjustments represent the impact on net spread had loans earned at statutorily defined rates under a taxable financing. The special allowance yield adjustments include net settlements on derivative instruments that were used to hedge this loan portfolio earning the excess yield.